EXHIBIT 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES FIRST QUARTER RESULTS

Fort Lauderdale, Florida
April 22, 2010

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the first quarter of 2010.  Net income attributable to SEACOR Holdings Inc. for the quarter ended March 31, 2010 was $3.6 million, or $0.16 per diluted share, on operating revenues of $394.6 million.

For the quarter ended March 31, 2009, net income attributable to SEACOR Holdings Inc. was $53.0 million, or $2.36 per diluted share, on operating revenues of $399.5 million.

For the preceding quarter ended December 31, 2009, net income attributable to SEACOR Holdings Inc. was $22.2 million, or $1.04 per diluted share, on operating revenues of $476.5 million.  During the preceding quarter, the Company called and settled all of its outstanding 2.875% Convertible Senior Debentures due 2024 resulting in a debt extinguishment loss of $6.1 million, net of tax, or $0.26 per diluted share.  Comparison of results for the quarter ended March 31, 2010 with the preceding quarter ended December 31, 2009 is included in the discussion below.

Highlights for the Quarter

Offshore Marine Services - Operating income in the first quarter was $20.1 million on operating revenues of $107.2 million compared with operating income of $26.3 million on operating revenues of $121.2 million in the preceding quarter.  First quarter results included $12.7 million in gains on asset dispositions compared with $3.8 million in gains in the preceding quarter.  Excluding the impact of gains on asset dispositions, operating income was $15.0 million lower in the first quarter.

Overall operating revenues were $14.0 million lower in the first quarter.  Time charter revenues decreased by $11.0 million, primarily due to lower average day rates, a shorter quarter and increased downtime due to vessel drydockings and conversions.  Downtime due to vessel drydockings in the first quarter was 371 days compared with 157 days in the preceding quarter.  Other operating revenues decreased by $3.0 million primarily due to a reduction in third party brokered vessel activity in the Middle East.  As of March 31, 2010, the Company had 14 vessels cold-stacked in the U.S. Gulf of Mexico compared with 19 as of December 31, 2009.  During the first quarter, one additional vessel was cold-stacked, and six vessels were returned to active service.

As of March 31, 2010, the Company had deferred $15.7 million of vessel charter hire scheduled to be paid through the conveyance of a limited net profit interest in developmental oil and gas producing properties owned by a customer.  Of this amount, $4.7 million was deferred in the first quarter.  The Company expects to defer an additional $1.7 million of vessel charter hire under this arrangement through May 2010.  The customer has provided payout estimates indicating the Company will receive payments of $10.8 million in 2010 and $6.6 million in 2011.  Such payments are contingent upon future production.  Production from these properties commenced in April 2010.  The Company will recognize revenues as cash is received or earlier should future payments become determinable.

Operating expenses were $1.6 million higher in the first quarter primarily due to a $4.2 million increase in regulatory drydocking costs and a $3.3 million accrual for the settlement of litigation, which is pending court approval.  These increases were partially offset by decreased repair and maintenance costs and reductions in insurance premiums, insurance deductibles and brokered vessel activity.

The number of days available for charter in the first quarter decreased by 1,172, or 8.7%.  Overall utilization increased from 68.0% to 71.5% and overall average day rates, based on time charter revenues recognized, decreased by 6.2% from $12,093 per day to $11,339 per day.

Marine Transportation Services – Marine Transportation Services reported an operating loss in the first quarter of $2.8 million on operating revenues of $19.5 million compared with operating income of $0.9 million on operating revenues of $20.5 million in the preceding quarter.  The decrease in operating income was primarily due to a $3.6 million increase in drydocking expenses.  During the first quarter, two of the Company’s tankers underwent regulatory drydockings, one of which was completed during the quarter and the other being completed in April.  A third tanker had a 5-day handover drydocking in January before commencing a long-term bareboat charter.  The remaining drydocking program for 2010 consists of two drydockings in the third quarter; one regulatory and the other a short handover for a tanker prior to commencing a long-term bareboat charter.  As of March 31, 2010, three of the Company’s eight tankers were operating under long-term bareboat charters, four were operating under time charters and one was operating in the spot market.

Inland River Services - Operating income in the first quarter was $7.8 million on operating revenues of $33.4 million compared with operating income of $15.9 million on operating revenues of $53.6 million in the preceding quarter.  First quarter results included $0.9 million in gains on asset dispositions compared with $1.2 million in gains in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income was $7.7 million lower in the first quarter primarily due to softer freight rates in response to continuing weak demand for non-grain shipments, difficult weather-related operating conditions in January and February, and decreased freight loadings as seasonal harvest activity wound down.

Aviation Services - Operating income in the first quarter was $2.5 million on operating revenues of $50.3 million compared with operating income of $8.1 million on operating revenues of $54.3 million in the preceding quarter.

Operating revenues were lower primarily due to fewer flight hours in support of offshore oil and gas activities in the U.S. Gulf of Mexico and Alaska, a reduction in patient transports and lower revenues from air medical services, and reduced flight activity at the fixed base operation in Alaska.  Revenues from leasing activities improved due to the start up of new contracts in Indonesia and Brazil.  Operating expenses were lower in the preceding quarter primarily due to the impact of a $3.0 million receipt of insurance proceeds related to damages sustained in hurricanes Gustav and Ike.  Excluding the impact of the hurricane proceeds, operating expenses decreased in the current quarter due to lower fuel expenses in line with the reductions in flight hours and flight activity at the FBO.

Environmental Services – Environmental Services reported an operating loss in the first quarter of $0.2 million on operating revenues of $28.2 million compared with operating income of $3.5 million on operating revenues of $44.5 million in the preceding quarter.  A reduction in emergency response activity accounted for $14.4 million of the change in operating revenues and $2.8 million of the change in operating income.  Retainer services revenues and operating income were $0.8 million lower than in the preceding quarter.

Commodity Trading and Logistics - Commodity Trading and Logistics reported a segment loss in the first quarter of $4.6 million on operating revenues of $143.0 million compared with a segment loss of $0.4 million on operating revenues of $171.4 million in the preceding quarter.  The segment loss in the first quarter included $0.7 million in foreign currency transaction losses, net and a $0.6 million inventory market write-down.  In addition, the Company’s first quarter losses in its alcohol manufacturing facility joint venture of $1.0 million, net of tax were primarily related to start-up activities.

Harbor and Offshore Towing Services - Operating income in the first quarter was $2.7 million on operating revenues of $17.4 million compared with operating income of $0.1 million on operating revenues of $16.2 million in the preceding quarter.  The improvement in operating income was primarily due to an 9.5 percent increase in the number of harbor jobs and lower regulatory docking costs.

Interest Expense – Interest expense in the first quarter was lower primarily due to the redemption and conversion of the Company’s 2.875% Convertible Notes in the preceding quarter.

Marketable Securities - Marketable security gains were $2.0 million in the first quarter compared with gains of $9.3 million in the preceding quarter.

Foreign Currency Losses, net – Foreign currency losses, net were $2.7 million in the first quarter primarily due to the weakening of the euro and pound sterling versus the U.S. dollar.

Stock Repurchases – During the first quarter, the Company purchased 249,700 shares of its common stock at an average price of $79.44 per share.  At the end of the quarter, 22,552,459 shares of SEACOR’s common stock remained outstanding.

Stock Repurchase Authority – During the first quarter, the Company’s Board of Directors increased the Company’s authority to purchase its common stock up to $250.0 million.  At the end of the quarter, $230.2 million of repurchase authority remained.

Title XI Debt – On March 30, 2010, the Company notified the holders of the outstanding bonds on two of the Company’s double-hull product tankers of its intention of redeem all of the outstanding bonds, in the principal amount of $61.9 million, as of April 30, 2010.

Capital Commitments - The Company's unfunded capital commitments as of March 31, 2010 consisted primarily of offshore support vessels, helicopters and inland river dry cargo barges and totaled $174.1 million, of which $91.0 million is payable during 2010 and the balance payable through 2013.  Of the total unfunded capital commitments, $3.5 million may be terminated without further liability.  As of March 31, 2010, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $803.9 million.  Subsequent to March 31, 2010, the Company committed to purchase additional equipment, primarily helicopters, for $51.7 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries.  SEACOR offers customers a diversified suite of services including offshore marine, marine transportation, inland river, aviation, environmental, commodity trading and logistics and offshore and harbor towing.  SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, loss of U.S. coastwise endorsement for the Seabulk Trader and Seabulk Challenge, retrofitted double-hull tankers, if the Company is unsuccessful in litigation instructing the U.S. Coast Guard to revoke their coastwise charters, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the following should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.[Missing Graphic Reference]

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended March 31,
	2010	2009

Operating Revenues	$394,575	$399,516

Costs and Expenses:
Operating	312,305	248,412
Administrative and general	40,891	38,682
Depreciation and amortization	41,397	39,264
	394,593	326,358

Gains on Asset Dispositions	13,659	16,760

Operating Income	13,641	89,918

Other Income (Expense):
Interest income	1,363	1,043
Interest expense	(12,324	(14,337)
Debt extinguishment gains (losses), net	(4)	1,363
Marketable security gains (losses), net	1,961	(3,981)
Derivative gains, net	2,776	3,611
Foreign currency gains (losses), net	(2,701)	658
Other, net	600	190
	(8,329)	(11,453)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	5,312	78,465
Income Tax Expense	2,316	28,199
Income Before Equity in Earnings of 50% or Less Owned Companies	2,996	50,266
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	869	3,527
Net Income	3,865	53,793
Net Income attributable to Noncontrolling Interests in Subsidiaries	264	799
Net Income attributable to SEACOR Holdings Inc.	$3,601	$52,994

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.16	$2.68

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.16	$2.36

Weighted Average Common Shares of Outstanding:
Basic	22,269,771	19,761,776
Diluted	22,474,651	23,507,459

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Sep. 31, 2009	Jun. 30, 2009	Mar. 31, 2009

Operating Revenues	$394,575	$476,510	$446,079	$389,233	$399,516

Costs and Expenses:
Operating	312,305	352,951	327,602	256,131	248,412
Administrative and general	40,891	41,332	41,926	40,058	38,682
Depreciation and amortization	41,397	40,728	40,272	39,828	39,264
	394,593	435,011	409,800	336,017	326,358

Gains (Losses) on Asset Dispositions and Impairments, Net	13,659	5,147	5,783	(15)	16,760

Operating Income	13,641	46,646	42,062	53,201	89,918

Other Income (Expense):
Interest income	1,363	2,056	789	578	1,043
Interest expense	(12,324)	(16,364)	(14,267)	(14,075)	(14,337)
Debt extinguishment gains (losses), net	(4)	(9,659)	2,787	(78)	1,363
Marketable security gains (losses), net	1,961	9,263	6,948	11,829	(3,981)
Derivative gains, net	2,776	1,257	2,328	3,765	3,611
Foreign currency gains (losses), net	(2,701)	1,521	(939)	6,847	658
Other, net	600	112	(57)	(1)	190
	(8,329)	(11,814)	(2,411)	8,865	(11,453)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	5,312	34,832	39,651	62,066	78,465
Income Tax Expense	2,316	15,626	15,751	22,916	28,199
Income Before Equity in Earnings of 50% or Less Owned Companies	2,996	19,206	23,900	39,150	50,266
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	869	3,223	2,340	3,491	3,527
Net Income	3,865	22,429	26,240	42,641	53,793
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	264	203	(42)	333	799
Net Income attributable to SEACOR Holdings Inc.	$3,601	$22,226	$26,282	$42,308	$52,994

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.16	$1.09	$1.32	$2.13	$2.68

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.16	$1.04	$1.23	$1.91	$2.36

Weighted Average Common Shares of Outstanding:
Basic	22,270	20,324	19,867	19,845	19,762
Diluted	22,475	23,417	23,458	23,528	23,507
Common Shares Outstanding at Period End	22,552	22,613	20,230	20,201	20,191

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Offshore Marine Services
Operating Revenues	$107,186	$121,203	$129,839	$146,466	$164,783
Costs and Expenses:
Operating	73,764	72,205	76,982	81,609	78,839
Administrative and general	12,449	12,770	13,128	10,935	10,198
Depreciation and amortization	13,478	13,770	13,608	13,802	13,689
	99,691	98,745	103,718	106,346	102,726

Gains on Asset Dispositions and Impairments, Net	12,651	3,831	3,852	361	14,446
Operating Income	20,146	26,289	29,973	40,481	76,503
Other Income (Expense):
Derivative losses, net	—	(157)	—	(18)	—
Foreign currency gains (losses), net	374	1,781	(1,174)	479	1,365
Other, net	—	—	14	(4)	172
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	2,251	1,774	2,322	3,380	2,391
Segment Profit	$22,771	$29,687	$31,135	$44,318	$80,431

Marine Transportation Services
Operating Revenues	$19,452	$20,497	$21,737	$24,095	$26,537
Costs and Expenses:
Operating	13,432	10,585	11,420	11,792	16,771
Administrative and general	837	1,043	953	942	1,184
Depreciation and amortization	8,008	8,005	8,003	7,999	7,999
	22,277	19,633	20,376	20,733	25,954
Operating Income (Loss)	(2,825)	864	1,361	3,362	583
Other Income (Expense):
Foreign currency gains (losses), net	15	1	7	25	(34)
Segment Profit (Loss)	$(2,810)	$865	$1,368	$3,387	$549

Inland River Services
Operating Revenues	$33,436	$53,607	$34,314	$30,163	$37,014
Costs and Expenses:
Operating	19,554	32,052	20,144	17,839	19,409
Administrative and general	2,061	2,137	2,443	2,048	2,136
Depreciation and amortization	4,876	4,756	4,785	4,950	4,866
	26,491	38,945	27,372	24,837	26,411

Gains on Asset Dispositions	887	1,236	813	396	2,261
Operating Income	7,832	15,898	7,755	5,722	12,864
Other Income (Expense):
Other, net	10	—	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(98)	1,868	140	702	1,172
Segment Profit	$7,744	$17,766	$7,895	$6,424	$14,036

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS (continued)
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Aviation Services
Operating Revenues	$50,275	$54,323	$64,259	$57,700	$59,385
Costs and Expenses:
Operating	32,026	30,667	39,659	37,312	40,317
Administrative and general	5,391	5,972	5,624	5,649	4,151
Depreciation and amortization	10,447	9,876	9,706	9,070	8,706
	47,864	46,515	54,989	52,031	53,174

Gains (Losses) on Asset Dispositions and Impairments, Net	90	313	1,062	(1,104)	45
Operating Income	2,501	8,121	10,332	4,565	6,256
Other Income (Expense):
Derivative gains (losses), net	(100)	33	(80)	(78)	391
Foreign currency gains (losses), net	135	(223)	296	937	429
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(275)	(297)	(186)	270	(274)
Segment Profit	$2,261	$7,634	$10,362	$5,694	$6,802

Environmental Services
Operating Revenues	$28,158	$44,531	$33,827	$33,175	$34,234
Costs and Expenses:
Operating	20,337	32,822	23,206	23,656	24,077
Administrative and general	6,037	6,155	6,090	5,966	7,241
Depreciation and amortization	1,983	1,811	1,846	1,739	1,754
	28,357	40,788	31,142	31,361	33,072

Gains (Losses) on Asset Dispositions	(17)	(208)	(1)	4	8
Operating Income (Loss)	(216)	3,535	2,684	1,818	1,170
Other Income (Expense):
Foreign currency gains (losses), net	30	(11)	—	53	(33)
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	38	90	34	15	86
Segment Profit (Loss)	$(148)	$3,614	$2,718	$1,886	$1,223

Commodity Trading and Logistics
Operating Revenues	$142,992	$171,354	$150,866	$85,852	$64,503
Costs and Expenses:
Operating	147,372	168,694	150,983	79,165	61,871
Administrative and general	2,744	3,632	3,705	3,468	1,839
Depreciation and amortization	20	20	7	2	—
	150,136	172,346	154,695	82,635	63,710
Operating Income (Loss)	(7,144)	(992)	(3,829)	3,217	793
Other Income (Expense):
Derivative gains, net	4,308	802	1,689	588	949
Foreign currency gains (losses), net	(717)	49	177	289	(17)
Other, net	—	(1)	—	26	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,022)	(282)	—	32	155
Segment Profit (Loss)	$(4,575)	$(424)	$(1,963)	$4,152	$1,880

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS (continued)
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Harbor and Offshore Towing Services
Operating Revenues	$17,440	$16,153	$15,574	$16,241	$16,346
Costs and Expenses:
Operating	10,039	11,110	9,544	9,214	10,704
Administrative and general	2,497	2,698	2,035	2,228	2,020
Depreciation and amortization	2,183	2,197	2,049	1,973	1,952
	14,719	16,005	13,628	13,415	14,676

Gains (Losses) on Asset Dispositions	—	(25)	58	330	—
Operating Income	2,721	123	2,004	3,156	1,670
Other Income (Expense):
Foreign currency gains (losses), net	(12)	(2)	12	128	—
Segment Profit	$2,709	$121	$2,016	$3,284	$1,670

Other
Operating Revenues	$—	$40	$—	$—	$—
Costs and Expenses:
Operating	—	—	—	—	—
Administrative and general	348	513	343	379	206
Depreciation and amortization	—	1	—	—	—
	348	514	343	379	206
Operating Loss	(348)	(474)	(343)	(379)	(206)
Other Income (Expense):
Foreign currency gains (losses), net	(6)	(3)	(2)	—	3
Other, net	—	—	(1)	—	(53)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(25)	70	30	(908)	(3)
Segment Loss	$(379)	$(407)	$(316)	$(1,287)	$(259)

Corporate and Eliminations
Operating Revenues	$(4,364)	$(5,198)	$(4,337)	$(4,459)	$(3,286)
Costs and Expenses:
Operating	(4,219)	(5,184)	(4,336)	(4,456)	(3,576)
Administrative and general	8,527	6,412	7,605	8,443	9,707
Depreciation and amortization	402	292	268	293	298
	4,710	1,520	3,537	4,280	6,429

Gains (Losses) on Asset Dispositions	48	—	(1)	(2)	—
Operating Loss	$(9,026)	$(6,718)	$(7,875)	$(8,741)	$(9,715)
Other Income (Expense):
Derivative gains (losses), net	$(1,432)	$579	$719	$3,273	$2,271
Foreign currency gains (losses), net	(2,520)	(71)	(255)	4,936	(1,055)
Other, net	590	113	(70)	(23)	71

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$452,161	$465,904	$620,045	$415,626	$376,720
Restricted cash	35,924	34,014	29,353	20,838	23,984
Marketable securities	63,171	68,139	52,897	47,305	50,785
Receivables:
Trade, net of allowance for doubtful accounts	288,074	301,143	266,537	251,111	262,170
Other	69,892	78,689	74,378	60,373	41,515
Inventories	76,453	76,949	52,502	68,082	62,065
Deferred income taxes	3,354	3,354	5,164	5,164	5,164
Prepaid expenses and other	21,733	15,725	21,121	14,734	11,286
Total current assets	1,010,762	1,043,917	1,121,997	883,233	833,689
Property and Equipment	2,886,410	2,833,011	2,794,067	2,801,446	2,761,837
Accumulated depreciation	(785,119)	(754,263)	(718,749)	(692,084)	(649,971)
Net property and equipment	2,101,291	2,078,748	2,075,318	2,109,362	2,111,866
Investments, at Equity, and Receivables from 50% or Less Owned Companies	186,605	186,814	166,878	150,862	158,066
Construction Reserve Funds & Title XI Reserve Funds	252,672	289,750	290,871	265,586	297,681
Goodwill	54,443	54,571	53,990	53,581	52,919
Intangible Assets	22,369	23,554	24,762	26,018	27,230
Other Assets, net of allowance for doubtful accounts	55,430	46,265	49,920	48,053	36,086
	$3,683,572	$3,723,619	$3,783,736	$3,536,695	$3,517,537

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$22,731	$36,436	$23,765	$11,834	$12,301
Current portion of capital lease obligations	982	966	951	921	921
Accounts payable and accrued expenses	98,984	135,425	105,981	93,908	104,023
Other current liabilities	178,112	142,285	156,800	157,030	145,421
Total current liabilities	300,809	315,112	287,497	263,693	262,666
Long-Term Debt	747,787	748,704	1,027,496	861,096	910,156
Capital Lease Obligations	6,348	6,624	6,895	7,178	7,426
Deferred Income Taxes	574,390	575,440	565,321	543,075	530,825
Deferred Gains and Other Liabilities	100,835	111,848	122,041	111,939	111,714
Total liabilities	1,730,169	1,757,728	2,009,250	1,786,981	1,822,787
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	357	356	326	326	325
Additional paid-in capital	1,186,871	1,182,023	966,895	962,990	959,092
Retained earnings	1,550,182	1,546,581	1,524,355	1,498,073	1,455,765
Shares held in treasury, at cost	(786,992)	(768,438)	(722,569)	(723,650)	(723,154)
Accumulated other comprehensive income (loss)	(5,862)	(3,260)	(3,577)	2,318	(5,614)
	1,944,556	1,957,262	1,765,430	1,740,057	1,686,414
Noncontrolling interests in subsidiaries	8,847	8,629	9,056	9,657	8,336
Total equity	1,953,403	1,965,891	1,774,486	1,749,714	1,694,750
	$3,683,572	$3,723,619	$3,783,736	$3,536,695	$3,517,537

SEACOR HOLDINGS INC.
EQUIPMENT BY LINE OF BUSINESS

	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009

Offshore Marine Services
Anchor handling towing supply	20	23	21	21	21
Crew	57	57	68	68	71
Mini-supply	11	11	11	12	15
Standby safety	25	25	24	24	28
Supply	26	27	27	28	28
Towing supply	10	13	13	13	13
Specialty	12	9	9	9	9
	161	165	173	175	185

Marine Transportation Services
U.S.-flag product tankers	8	8	8	8	8

Inland River Services
Inland river dry-cargo barges	1,419	1,395	1,385	959	962
Inland river liquid tank barges	87	87	87	87	87
Inland river deck barges	26	26	26	26	26
Inland river towboats	29	29	28	23	23
Dry-cargo vessel	1	1	1	1	1
	1,562	1,538	1,527	1,096	1,099

Aviation Services
Light helicopters – single engine	60	60	60	60	64
Light helicopters – twin engine	48	47	50	50	55
Medium helicopters	59	59	58	61	63
Heavy helicopters	9	8	9	8	6
	176	174	177	179	188

Harbor and Offshore Towing Services
Harbor and offshore tugs	31	31	31	33	35
Ocean liquid tank barges	6	6	6	3	3
	37	37	37	36	38